EXHIBIT 23.1b


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Detroit Commerce Bank
Detroit, Michigan

We hereby consent to the use in the proxy statement/prospectus constituting a part of the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 31, 2002 relating to the financial statements of Detroit Commerce Bank which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ BDO SEIDMAN, LLP


Grand Rapids, Michigan
September 30, 2002